Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

BLACKROCK CORE BOND TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest	Other(1)	15,000,000	$13.96	$209,400,000(1)	$92.70	$19,411.38
Fees to Be Paid	Other	Rights to Purchase Common Shares of Beneficial Interest(2)	–	–	–	–	–	–
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts						$209,400,000		$19,411.38
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due								$19,411.38

(1)

The Registrant is relying on Rule 457(c) under the Securities Act of 1933 to calculate the registration fee. The Maximum Aggregate Offering Price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices of the common shares of beneficial interest on February 4, 2022, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(2)

No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of beneficial interest, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date